EXHIBIT 4.11
RENT-A-CENTER, INC.,
as Issuer,
the GUARANTORS named herein,
as Guarantors,
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee
SEVENTH SUPPLEMENTAL INDENTURE
Dated as of October 17, 2006
to
INDENTURE
Dated as of May 6, 2003
by and among
RENT-A-CENTER, INC., as Issuer,
the GUARANTORS named therein, as Guarantors,
and
THE BANK OF NEW YORK, as Trustee
$300,000,000
Series B
7 1/2% Senior Subordinated Notes due 2010

     This SEVENTH SUPPLEMENTAL INDENTURE, dated as of October 17, 2006, is entered into by and among Rent-A-Center, Inc., a Delaware corporation (the “Company”), Rent-A-Center East, Inc., a Delaware corporation (“RAC East”), ColorTyme, Inc., a Texas corporation (“ColorTyme”), Rent-A-Center West, Inc., a Delaware corporation (“RAC West”), Get It Now, LLC, a Delaware limited liability company (“Get It Now”), Rent-A-Center Texas, L.P., a Texas limited partnership (“RAC Texas, LP”), Rent-A-Center Texas, L.L.C., a Nevada limited liability company (“RAC Texas, LLC”), Rent-A-Center International, Inc., a Delaware corporation (“RAC International”), Rent-A-Center Addison, L.L.C., a Delaware limited liability company (“RAC Addison”), RAC National Product Service, LLC, a Delaware limited liability company (“RAC National”), RAC RR, Inc., a Delaware corporation (“RAC RR”), Rainbow Rentals, Inc., an Ohio corporation (“Rainbow”), RAC West Acquisition Sub, Inc., a Delaware corporation (“RAC West Acquisition Sub”), AAA Rent to Own, Elko, Inc., a Nevada corporation (“AAA Elko”), AAA Rent to Own, Reno, Inc., a Nevada corporation (“AAA Reno”), RAC Military Product Service, LLC, a Delaware limited liability company (“RAC Military Product Service”), RAC Military Rentals East, LLC, a Delaware limited liability company (“RAC Military East”), ColorTyme Finance, Inc., a Texas corporation (“ColorTyme Finance”), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 6, 2003, as supplemented by the First Supplemental Indenture, dated December 4, 2003, the Second Supplemental Indenture, dated April 26, 2004, the Third Supplemental Indenture, dated May 7, 2004, the Fourth Supplemental Indenture, dated as of May 14, 2004, the Fifth Supplemental Indenture, dated as of June 30, 2005, by and among the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, RAC West Acquisition Sub, AAA Elko, AAA Reno (collectively, excluding the Company, the “Existing Guarantors”) and the Trustee (the “Fifth Supplemental Indenture”), and the Sixth Supplemental Indenture, dated as of May 1, 2006 (the “Sixth Supplemental Indenture”), by and among the Company, the Existing Guarantors (other than AAA Elko and AAA Reno), RAC Military Product Service, RAC Military East and the Trustee (collectively, the “Indenture”), providing for the issuance of its 7 1/2% Series B Senior Subordinated Notes due 2010 (the “Notes”); and
     WHEREAS, the Existing Guarantors, RAC Military Product Service and RAC Military East (collectively, the “Guarantors”) are currently guarantors under the Indenture; and
     WHEREAS, AAA Elko and AAA Reno inadvertently were not parties to and did not enter into and execute the Sixth Supplemental Indenture; and
     WHEREAS, pursuant to Section 901(i) of the Indenture, the Company and the Guarantors desire to cure the fact that AAA Elko and AAA Reno inadvertently did not enter into and execute the Sixth Supplemental Indenture; and
     WHEREAS, ColorTyme has formed ColorTyme Finance as a direct wholly-owned subsidiary of ColorTyme; and
     WHEREAS, the Company has designated ColorTyme Finance as a Restricted Subsidiary under the Indenture to be effective immediately upon the formation of ColorTyme Finance; and

     WHEREAS, pursuant to Section 1020 of the Indenture, the addition of ColorTyme Finance as a Guarantor is required under the Indenture; and
     WHEREAS, ColorTyme Finance has agreed to become a Guarantor by guaranteeing the obligations of the Company under the Indenture in accordance with the terms thereof; and
     WHEREAS, ColorTyme Finance has been duly authorized to enter into, execute, and deliver this Seventh Supplemental Indenture.
     NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors, ColorTyme Finance and the Trustee agree as follows:
SECTION 1. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.
SECTION 2. The Trustee hereby consents to the addition of ColorTyme Finance as an additional Guarantor under the Indenture. Upon the execution of this Seventh Supplemental Indenture (the “Effective Time”), ColorTyme Finance shall become, and each of RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, RAC West Acquisition Sub, AAA Elko, AAA Reno, RAC Military Product Service and RAC Military East shall continue to be, a “Guarantor” under and as defined in the Indenture, and at the Effective Time, ColorTyme Finance shall assume all the obligations of a Guarantor under the Notes and the Indenture as described in the Indenture. ColorTyme Finance hereby unconditionally guarantees the full and prompt payment of the principal of premium, if any, and interest on the Notes and all other obligations of the Issuer and the Guarantors under the Indenture in accordance with the terms of the Notes and the Indenture.
SECTION 3. Except as expressly supplemented by this Seventh Supplemental Indenture, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants, and agreements of the Indenture and Notes issued thereunder shall remain in full force and effect.
SECTION 4. This Seventh Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.
SECTION 5. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.
SECTION 6. Any and all notices, requests, certificates, and other instruments executed and delivered after the execution and delivery of this Seventh Supplemental Indenture may refer to the Indenture without making specific reference to this Seventh Supplemental Indenture, but nevertheless all such references shall include this Seventh Supplemental Indenture unless the context otherwise requires.
SECTION 7. This Seventh Supplemental Indenture shall be deemed to have become effective upon the date first above written.
SECTION 8. In the event of a conflict between the terms of this Seventh Supplemental Indenture and the Indenture, this Seventh Supplemental Indenture shall control.
SECTION 9. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, RAC West Acquisition Sub, AAA Elko, AAA Reno, RAC Military Product Service, RAC Military East and ColorTyme Finance.

     IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first above written.
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:	/s/ John C. Stohlmann

Name:	John C. Stohlmann
Title:	Vice President

RENT-A-CENTER, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
President and Chief Operating Officer

RENT-A-CENTER EAST, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

COLORTYME, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-A-CENTER WEST, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

GET IT NOW, LLC
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-A-CENTER TEXAS, L.P.
By:	Rent-A-Center East, Inc.,
its general partner

By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-A-CENTER TEXAS, L.L.C.
By:	/s/ Robert Reckinger
Robert Reckinger
President and Secretary

RENT-A-CENTER INTERNATIONAL, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-A-CENTER ADDISON, L.L.C.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAC NATIONAL PRODUCT SERVICE, LLC
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAC RR, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAINBOW RENTALS, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAC WEST ACQUISITION SUB, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

AAA RENT TO OWN, ELKO, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

AAA RENT TO OWN, RENO, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAC MILITARY PRODUCT SERVICE, LLC
By:	/s/ Dave West
Dave West
Vice President

RAC MILITARY RENTALS EAST, LLC
By:	/s/ Dave West
Dave West
Vice President

COLORTYME FINANCE, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President